SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2012 (June 27, 2012)

KNIGHT CAPITAL GROUP, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-14223	22-3689303
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 Washington Boulevard, Jersey City, NJ 07310

(Address of principal executive offices) (Zip Code)

(201) 222-9400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 27, 2012, Knight Capital Group, Inc. (the “Company”) entered into an amended and restated $200 million one-year Revolving Credit Agreement (the “Revolving Credit Agreement”) with Knight Execution & Clearing Services LLC (“KECS”) and Knight Capital Americas, L.P. (“KCA”) as borrowers, with US Bank, as Syndication Agent, Bank of America and Bank of Montreal, Chicago Branch, as documentation agents and JPMorgan Chase, as Administrative Agent, and the banks and other financial institutions who became party thereto as lenders. The Revolving Credit Agreement amends and restates the $200 million one-year revolving credit Agreement entered into on June 29, 2011, on substantially the same terms and with a maturity of June 26, 2013.

The Revolving Credit Agreement is not intended to provide factual information about the parties or any of their respective subsidiaries or affiliates. The representations, warranties and covenants of each party as set forth in the Revolving Credit Agreement were made only for purposes of that agreement and as of specific dates, are solely for the benefit of the parties to the Revolving Credit Agreement, may be subject to limitations, qualifications and exceptions agreed upon or to be agreed upon by the parties (including being qualified by confidential disclosures), and may have been made for the purposes of allocating contractual risk between the parties to the Revolving Credit Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Investors should not rely on the representations, warranties, or covenants or any description thereof as characterizations of the actual state of facts or condition of the parties or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties, and covenants may change after the date of the Revolving Credit Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company.

The foregoing description of the Revolving Credit Agreement does not purport to be complete and is qualified in its entirety by the Revolving Credit Agreement incorporated herein by reference as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired
Not Applicable

(b)	Pro Forma Financial Information
Not Applicable

(c)	Shell Company Transactions
Not Applicable

(d)	Exhibits

Exhibit 10.1	Amended and Restated Credit Agreement, dated June 27, 2012, among Knight Execution & Clearing Services LLC and Knight Capital Americas, L.P., as borrowers, Knight Capital Group, Inc., as guarantor, US Bank National Association, as Syndication Agent, Bank of America, N.A. and Bank of Montreal, Chicago Branch, as documentation agents, JP Morgan Chase Bank, N.A., as Administrative Agent, and the banks and other financial institutions who become party thereto, as Lenders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned’s duly authorized signatory.

Dated: June 28, 2012

KNIGHT CAPITAL GROUP, INC.

By:	/s/ Andrew M. Greenstein
	Name:	Andrew M. Greenstein
	Title:	Managing Director, Deputy General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Credit Agreement, dated June 27, 2012, among Knight Execution & Clearing Services LLC and Knight Capital Americas, L.P., as borrowers, Knight Capital Group, Inc., as guarantor, US Bank National Association, as Syndication Agent, Bank of America, N.A. and Bank of Montreal, Chicago Branch, as documentation agents, JP Morgan Chase Bank, N.A., as Administrative Agent, and the banks and other financial institutions who become party thereto, as Lenders.